                                   SCHEDULE A
                                     TO THE
                           TRANSFER AGENCY AGREEMENT
                                 BY AND BETWEEN
                            FIRST OMAHA FUNDS, INC.
                                      AND
                          FIRST NATIONAL BANK OF OMAHA



        Name of Fund                                    Effective Date
--------------------------------                        --------------

U.S. Government Obligations Fund                        December 20, 1994

Equity Fund                                             December 20, 1994

Short/Intermediate Fixed Income Fund                    December 20, 1994

Fixed Income Fund                                       December 20, 1994

Small Cap Value Fund                                    December 5, 1995

Balanced Fund                                           June 4, 1996

Growth Fund                                             February 3, 1998







                           Dated:  December 20, 1994
         Revised:  December 5, 1995, June 4, 1996 and February 3, 1998



FIRST OMAHA FUNDS, INC.                 FIRST NATIONAL BANK OF OMAHA



By:                                     By:
   --------------------------------        ----------------------------------
   David P. Greer                          Marc M. Diehl
   President                               Trust Division Head




                                      1